EXHIBIT 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned hereby constitutes and appoints Paul S. Pressler and Lauri M. Shanahan, each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to $40,000,000 of deferred compensation obligations under the Gap Inc. Supplemental Deferred Compensation Plan, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

/s/ HOWARD P. BEHAR
Howard P. Behar

/s/ ADRIAN D.P. BELLAMY
Adrian D. P. Bellamy

/s/ DOMENICO DE SOLE
Domenico De Sole

/s/ DONALD G. FISHER
Donald G. Fisher

/s/ DORIS F. FISHER
Doris F. Fisher

/s/ ROBERT J. FISHER
Robert J. Fisher

/s/ PENELOPE L. HUGHES
Penelope L. Hughes

/s/ BOB L. MARTIN
Bob L. Martin

/s/ JORGE P. MONTOYA
Jorge P. Montoya

/s/ PAUL S. PRESSLER
Paul S. Pressler

/s/ JAMES M. SCHNEIDER
James M. Schneider

/s/ MAYO A. SHATTUCK III
Mayo A. Shattuck III

Margaret C. Whitman